      As filed with the Securities and Exchange Commission on April 8, 2002

                                                      Registration No. 33-57477
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            WAXMAN INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)n its charter)

         Delaware                                               34-0899894
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                24460 Aurora Road
                           Bedford Heights, Ohio 44146
               (Address of Principal Executive Offices) (Zip Code)
                                ----------------

                        1992 NON-QUALIFIED AND INCENTIVE
                  STOCK OPTION PLAN OF WAXMAN INDUSTRIES, INC.
                 WAXMAN INDUSTRIES, INC. 1994 STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS, AND
             EMPLOYEE STOCK PURCHASE PLAN OF WAXMAN INDUSTRIES, INC.

                            (Full title of the plans)
                              ---------------------

                                  Armond Waxman
                    President and Co-Chief Executive Officer
                             Waxman Industries, Inc.
                                24460 Aurora Road
                           Bedford Heights, Ohio 44146
                                 (440) 439-1830
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Scott M. Zimmerman, Esq.
                      Swidler Berlin Shereff Friedman, Esq.
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 973-0111

                            POST-EFFECTIVE AMENDMENT

         This Post-Effective Amendment is being filed to terminate the Waxman Industries, Inc. Registration Statement on Form S-8, Registration No. 33-57477, originally filed with the Securities and Exchange Commission on January 27, 1995, and to deregister securities thereunder. Issuances under this registration statement have ceased. Accordingly, the Registrant hereby deregisters all of the remaining shares of common stock of the Registrant that remain unsold under this registration statement. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Item 601 of Regulation S-K are inapplicable to this filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 3, 2002.

                               WAXMAN INDUSTRIES, INC.



                               By:  /s/  Mark Wester
                                    ------------------------------------------
                                    Mark Wester
                                    Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                             Date
               ---------                                    -----                             ----
  /s/  Melvin Waxman                      Chairman of the Board and Co-Chief              April 5, 2002
------------------------------------      Executive Officer
Melvin Waxman

  /s/  Armond Waxman                      President, Co-Chief Executive Officer           April 5, 2002
------------------------------------      and Director
Armond Waxman

  /s/  Laurence Waxman                    Senior Vice President and Director              April 5, 2002
------------------------------------
Laurence Waxman

  /s/  John Peters                        Director                                        April 5, 2002
------------------------------------
John Peters

  /s/  Mark Wester                        Vice President and Chief Financial              April 5, 2002
------------------------------------      Officer
Mark Wester                               (principal financial and accounting
                                          officer)
